Exhibit 10.2

DISTRIBUTION, CONTRIBUTION AND ASSIGNMENT AGREEMENT

This Distribution, Contribution and Assignment Agreement (the “Agreement”), dated as of March 28th, 2008, and effective as of April 20, 2007 (the “Effective Date”), is entered into by and among Centro NP LLC, a Maryland limited liability company (“Centro NP”), Super LLC, a Maryland limited liability company (“Super”), Centro New Plan Inc., a Maryland corporation (“New Plan”), Centro US Management Joint Venture 2, LP, a Delaware limited partnership (“JV2”), and Centro US Employment Company, LLC, a Delaware limited liability company (“Employment LLC”).

RECITALS

WHEREAS, the parties hereto had effectively undertaken the transactions contemplated herein substantially contemporaneously with the Effective Date, and the parties desire to reflect such transactions in this Agreement;

WHEREAS, immediately following its acquisition of New Plan Excel Realty Trust, Centro NP desired to make a distribution (the “Centro NP Distribution”) to Super of the rights to manage properties owned directly or indirectly by it and the assets used by its employees involved in such management of properties (collectively, the “Management Assets”) and Super desired to receive such distribution and assume the liabilities of such employees (the “Management Liabilities”);

WHEREAS, New Plan is a party to the Second Amended and Restated Limited Liability Company Agreement of Super LLC, dated as of October 31, 2007, (the “LLC Agreement”);

WHEREAS, New Plan owns 400,000,000 Class E Membership Interests in Super (the “Class E LLC Interests”);

WHEREAS, Super desired to distribute the Management Assets to New Plan and reduce New Plan’s capital account in Super by $772,000,000, and New Plan desired to receive such distribution and to assume the Management Liabilities, pursuant to the terms and subject to the conditions set forth herein (the “Super Distribution”);

WHEREAS, New Plan desired to contribute, assign, transfer and convey the Management Assets to JV2 and JV2 desired to receive such contribution (the “New Plan Contribution”);

WHEREAS, in exchange for the New Plan Contribution, New Plan received a $772,000,000 limited partnership interest in JV2 (the “JV2 LP Interests”);

WHEREAS, Employment LLC desired to assume the Management Liabilities from New Plan (the “Employee Assumption”);

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto hereby agree as follows, each to be effective as of the Effective Date.

1.                                       Centro NP Distribution.  Centro NP hereby makes the Centro NP Distribution to Super, and Super hereby accepts such distribution and assumes the Management Liabilities in accordance with the terms and subject to the conditions set forth herein.

2.                                       Super Distribution.  Super hereby makes the Super Distribution to New Plan, and New Plan hereby accepts such distribution and assumes the Management Liabilities in accordance with the terms and subject to the conditions set forth herein.

3.                                       New Plan Contribution.  New Plan hereby makes the New Plan Contribution to JV2, and JV2 hereby accepts such contribution in exchange for the JV2 LP Interests and in accordance with the terms and subject to the conditions set forth herein.

4.                                       Employee Assumption.  Employee LLC hereby assumes the Employee Assumption, solely for purposes of consolidating the payroll of JV2’s employees.

5.                                       Representations and Warranties of the Parties.  Each party, individually, hereby represents and warrants to each of the other parties as follows:

5.1                                 Power and Authority:  The execution, delivery and performance by the party of this Agreement and the consummation by the party of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the party.  This Agreement has been duly and validly executed and delivered by the party and constitutes the valid and binding obligation of the party, enforceable against the party in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and (ii) is subject to general principles of equity.

5.2                                 No Conflicts:  The execution, delivery and performance of this Agreement by the party and the consummation by the party of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which the party is subject, (ii) violate any order, judgment or decree applicable to the party or (iii) conflict with, or result in a breach or default under, any term or condition of the organizational documents of the party or any material agreement or other instrument to which the party is a party or by which it may be bound; except for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

5.3                                 Consents:  No consent, approval or authorization of, exemption by, or filing with, any governmental or regulatory authority is required in connection with the execution, delivery and performance by the party of this Agreement or the consummation by the party of the transactions contemplated hereby.

6.                                       Fees and Expenses:  The parties agree to pay all of the fees and expenses incurred by the parties hereto in connection with this Agreement, including, but not limited to the fees, expenses and disbursements of such parties, counsel and other advisors.

7.                                       Notices:  All notices, consents, waivers or other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid or otherwise delivered by hand, messenger, internationally recognized courier or facsimile transmission, addressed:

7.1	If sent to Centro NP, to:

Centro NP LLC
420 Lexington Avenue, 7th Floor
New York, NY 10170
Attention: Steven Siegel
Facsimile: (212) 869-9585

7.2	If sent to Super, to:

Super LLC
420 Lexington Avenue, 7th Floor
New York, NY 10170
Attention: Steven Siegel
Facsimile: (212) 869-9585

7.3	If sent to New Plan, to:

Centro New Plan Inc.
420 Lexington Avenue, 7th Floor
New York, NY 10170
Attention: Steven Siegel
Facsimile: (212) 869-9585

7.4	If sent to JV2, to:

Centro US Management Joint Venture 2, LP
420 Lexington Avenue, 7th Floor
New York, NY 10170
Attention: Steven Siegel
Facsimile: (212) 869-9585

7.5	If sent to Employee LLC, to:

Centro US Employment Company, LLC
420 Lexington Avenue, 7th Floor
New York, NY 10170
Attention: Steven Siegel
Facsimile: (212) 869-9585

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or as having been given when delivered, if delivered by hand or by messenger (or overnight courier), 24 hours after confirmed receipt if sent by facsimile transmission or at the earlier of its receipt or on the fifth day after mailing, if mailed, as aforesaid.

8.             Confidentiality.  The parties agree to keep the terms and conditions of this Agreement strictly confidential and not disclose such terms without the prior written consent of the other parties, except (a) as may be required by law and (b) that each party may disclose such terms and conditions to its representatives, advisors and counsel who acknowledge the confidentiality hereof.

9.             Miscellaneous.

9.1                                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

9.2                                 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns, and no other person will have any rights or obligation hereunder.  None of the parties may assign (whether by operation of law or otherwise) this Agreement.

9.3                                 This Agreement constitutes the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and supersedes all prior oral or written (and all contemporaneous oral) agreements or understandings with respect to the subject matter hereof.

9.4                                 No delay or omission to exercise any right power or remedy accruing to any party hereto upon any breach or default of the other party hereto under this Agreement shall impair any such right, power or remedy or such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this agreement, or any waiver on the part of any party hereto of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, or by law or otherwise afforded to any party, shall be cumulative and not alternative.

9.5                                 This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

9.6                                 If any provision of this Agreement, or its application to any party hereto, shall be, or be found by an authority of competent jurisdiction to be, invalid or unenforceable in whole or in part, such provision shall be constructed and applied so as to give effect, to the greatest extent possible, the original intent of the parties hereto.  The invalidity or unenforceability of any of the provisions of this Agreement shall not affect the other validity herein, all of which shall remain in full force and effect.

9.7                                 The parties stipulate that the remedies at law of the parties hereto in the event of any default or threatened default by either party in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.  The exercise of any remedy by any of the parties shall not be deemed an election of remedies or preclude any of the parties from exercising any other remedies in the future.

9.8                                 This Agreement may be amended, modified or supplemented only by a written instrument signed by all of the parties.

9.9                                 All of the parties hereto irrevocably submits, in any legal action or proceeding relating to this Agreement, to the jurisdiction of the courts of the United States and the State of California, in the city of Los Angeles, and consents that (1) any such action or proceeding may be brought in such courts and waive any objection that they may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and (2) service of legal process in any such action or proceeding may be made upon it by certified mail, return receipt requested, postage prepaid, to such party at its address specified in Section 8, provided, that nothing herein shall prevent any party hereto from bringing any action in any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Distribution, Contribution, Assignment and Assumption Agreement, with effect as of the effective date first written above.

CENTRO NP LLC

By:	/s/ Steven Siegel
	Name:	Steven Siegel
	Title:	Executive Vice President

SUPER LLC

By:	/s/ Steven Siegel
	Name:	Steven Siegel
	Title:	Executive Vice President

CENTRO NEW PLAN INC.

By:	/s/ Steven Siegel
	Name:	Steven Siegel
	Title:	Executive Vice President

CENTRO US MANAGEMENT JOINT VENTURE 2, LP

By:	Centro WCJV GP, Inc., a Delaware corporation, its general partner

	By:	/s/ Steven Siegel
		Name:	Steven Siegel
		Its:	Executive Vice President

CENTRO US EMPLOYMENT COMPANY, LLC

By:	/s/ Steven Siegel
	Name:	Steven Siegel
	Title:	Executive Vice President

[Signature Page for Distribution, Contribution and Assignment Agreement]